CARAT 2007-SN1 Investor Presentation May 2007

Table of Contents 1. Introduction 4 2. Transaction Overview 6 3. GMAC Update 10 4. Residual Value Performance 15 5. SmartLease Portfolio Credit Performance 22 6. Portfolio Highlights 25 7. Servicing 28 8. CARAT 2007-SN1 Overview 33

1. Introduction

Presentation Participants GMAC Presenters GMAC Presenters GMAC Presenters Pam Surhigh Director US and Int'l Funding Group David McCarthy Senior Staff Assistant Remarketing Karen Gordon Director NAO Financial Analysis Glen Sharrer Vice President Semperian Shilpi Dekarske Senior Analyst Securitization Brandon Wright Investor Relations Banking Presenters Banking Presenters Banking Presenters Banc of America LLC BNP PARIBAS Citi SOCIETE GENERALE Andy Glen Managing Director ABS Banking Richard Murphy Managing Director Debt Capital Markets Steve Vierengel Director Asset Backed Finance David Stern Managing Director ABS Syndicate

2. Transaction Overview

Transaction Timing Preliminary Prospectus: May 21, 2007 Transaction Marketing - Roadshow: May 21-23, 2007 Memorial Day: May 28, 2007 Announce Transaction: May 29, 2007 Pricing: May 30-31, 2007 Settlement: June 7, 2007 May 2007 May 2007 May 2007 May 2007 May 2007 May 2007 May 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 S M T W T F S S M T W T F S 1 2 3 4 5 1 2 6 7 8 9 10 11 12 3 4 5 6 7 8 9 13 14 15 16 17 18 19 10 11 12 13 14 15 16 20 21 22 23 24 25 26 17 18 19 20 21 22 23 27 28 29 30 31 24 25 26 27 28 29 30

Investment Highlights

- Pool consists of predominantly "Prime" collateral
- Securitize remaining monthly lease payments and the lesser of the contract residual value or ALG residual value
- Scheduled lease maturities well distributed
- Legal protections
  - First priority perfected security interest in vehicles and leases
  - PBGC
- Reduced concentration in Michigan compared to CARAT 2006-SN1 and 2005-SN1
- Sequential pay structure with non-declining enhancement and fully locked out certificates
- The Notes will be rated by S&P, Fitch and DBRS
  - On August 9th, 2006, Fitch upgraded CARAT 2005-SN1 Class B Notes from "A" to "AA" and the Class C Notes from "BBB" to "A"

Bank of America BNP PARIBAS 7 citi

$2,306,257,000 in Offered Notes A-1 A-2a A-2b A-3a A-3b A-4a A-4a A-4b Principal Amount $415,000,000 $655,000,000 $655,000,000 $655,000,000 $660,000,000 $660,000,000 $660,000,000 $405,007,000 $405,007,000 $405,007,000 $405,007,000 Class Split 16.60% 26.20% 26.20% 26.20% 26.40% 26.40% 26.40% 16.20% 16.20% 16.20% 16.20% Rating (S&P/Fitch/DBRS) A-1+/F1+/R-1 (high) AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA AAA/AAA/AAA Weighted Average Life (2% Call) 0.30 1.20 1.20 1.20 1.95 1.95 1.95 2.51 2.51 2.51 2.51 Fixed/Floating Fixed Fixed Floating Fixed Floating Fixed Fixed Floating Interest Accrual Method Act/360 30/360 Act/360 30/360 Act/360 30/360 30/360 Act/360 Payment Frequency 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month 15th of every month First Payment Date June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 June 2007 Principal Payment Window 1-9 9-20 9-20 9-20 20-28 20-28 20-28 28-34 28-34 28-34 28-34 Expected Final February 2008 January 2009 January 2009 January 2009 September 2009 September 2009 September 2009 March 2010 March 2010 March 2010 March 2010 Legal Final June 2008 October 2009 October 2009 October 2009 July 2010 July 2010 July 2010 February 2011 February 2011 February 2011 February 2011 ERISA Eligible Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Benchmark Inter. LIBOR EDSF 1mL Inter. Swaps 1mL Inter. Swaps 1mL B C D Principal Amount $56,250,000 $55,000,000 $60,000,000 Class Split 2.25% 2.20% 2.40% Rating (S&P/Fitch/DBRS) AA/AA/AA A/A/A BBB/BBB/BBB Weighted Average Life (2% Call) 2.82 2.90 3.00 Fixed/Floating Fixed Fixed Fixed Interest Accrual Method 30/360 30/360 30/360 Payment Frequency 15th of every month 15th of every month 15th of every month First Payment Date June 2007 June 2007 June 2007 Principal Payment Window 34-35 35-36 36-37 Expected Final April 2010 May 2010 June 2010 Legal Final March 2011 March 2011 January 2012 ERISA Eligible Yes Yes Yes Benchmark Inter. Swaps Inter. Swaps Inter. Swaps

3. GMAC Update

Ratings Status Standard & Poor's: BB+, Negative Moody's: Ba1, Negative Fitch: BB+, Positive DBRS: BBB (low), Stable Senior Unsecured Ratings

GM/Cerberus GM's sale of a 51% controlling interest in GMAC to a consortium led by Cerberus Capital Management closed in the fourth quarter of 2006 Cerberus controls all of the consortium's 51% voting interest Provisions GMAC granted 10 year exclusivity covering U.S., Canadian, and international subvented wholesale and consumer business GMAC commitment to make financing available to GM retail customers and wholesale dealers in accordance with GM historical practices GMAC retains right to make all credit decisions GMAC will finance a broad spectrum of customers and dealers consistent with historical practices and underwriting standards Unsecured U.S. exposure to GM capped long term at $1.5 billion

GMAC Rating Agency Commentary S&P (May 2, 2007) "As a result of the transaction with Cerberus, GMAC was able to achieve a significant degree of ratings separation from GM. Chief among the measures that afford protection to GMAC creditors are the following: With the reduction in GM's ownership stake in GMAC, if GM were to file for bankruptcy, GM would not be able, unilaterally, to cause GMAC to also file for bankruptcy protection; Under U.S. pension regulations, GMAC is no longer part of the GM control group, and so would not be liable for any unfunded pension liability of GM's, should GM's U.S. pension plans be terminated." Moody's (March 15, 2007) "The November 2006 GMAC sale transaction resulted in a delinkage of GMAC's ratings from GM's, on the basis of a change in control in favor of the Cerberus consortium. Sale of the GMAC stake also supports the firm's ratings by reducing its direct unsecured exposures to GM, eliminating its potential liability for GM's pension obligations, and improving its prospects for profitability, liquidity position and capitalization." Fitch (December 1, 2006) "...the ratings of GMAC will no longer be directly linked to those of GM, in the sense that a rating action on GM will not automatically translate into a similar action at GMAC." DBRS (November 30, 2006) "...the completion of this transaction effectively de-links the ratings of GMAC from those of GM so that the ratings of GMAC will no longer be directly tied to the ratings of GM. The transaction substantially reduces GMAC's balance sheet exposure to GM, which includes eliminating the vast majority of direct GM debt."

GMAC's Lease Securitization Experience GMAC is a frequent issuer in the U.S. In addition to extensive public and private retail and floorplan securitization experience, GMAC has executed numerous lease transactions Since 2004 GMAC has executed 12 private term lease securitizations totaling approximately $15.1 billion in total proceeds These private transactions include both amortizing and revolving structures CARAT 2005-SN1 represented GMAC's first public lease transaction with proceeds of $1.94 billion CARAT 2006-SN1 was executed as a 144A transaction with proceeds of $2.43 billion

4. Residual Value Performance

Historical Vehicle Return Experience GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLea se Portfolio(1) GMAC SmartLease Portfolio(1) Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Hi storical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience Historical Vehicle Return Experience At or for the three months ended March 31, 2007 At or for the three months ended March 31, 2007 At or for the three months ended March 31, 2007 At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, 2007 2006 2006 2005 2004 2003 2002 2001 Total Number of Leases Scheduled to Terminate Total Number of Leases Scheduled to Terminate Total Number of Leases Scheduled to Terminate 77,275 80,421 256,341 361,146 392,220 641,511 753,481 509,437 Scheduled Terminations(2) Scheduled Terminations(2) Scheduled Terminations(2) Number of Returned Vehicles Number of Returned Vehicles Number of Returned Vehicles 27,801 24,426 83,995 99,646 120,383 230,610 283,030 256,785 Total ALG Residual of Returned Vehicles(3) Total ALG Residual of Returned Vehicles(3) Total ALG Residual of Returned Vehicles(3) $392,113 $324,908 $1,162,235 $1,334,426 $1,548,374 $2,998,132 $3,831,595 $3,702,920 Total ALG Residual of Returned Vehicles as % of Adjusted MSRP Total ALG Residual of Returned Vehicles as % of Adjusted MSRP Total ALG Residual of Returned Vehicles as % of Adjusted MSRP 43.23% 41.45% 41.92% 42.07% 44.06% 47.89% 50.10% 51.56% Full Termination Ratio(4) Full Termination Ratio(4) Full Termination Ratio(4) 35.98% 30.37% 32.77% 27.59% 30.69% 35.95% 37.56% 50.41% Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) $4,879 $(13,437) $16,665 $(30,711) $81,185 $465,542 $529,843 $493,720 Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual $176 $(550) $198 $(308) $674 $2,019 $1,872 $1,923 Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles 1.24% (4.14%) 1.43% (2.30%) 5.24% 15.53% 13.83% 13.33% Early Terminations(2) Early Terminations(2) Early Terminations(2) Number of Returned Vehicles Number of Returned Vehicles Number of Returned Vehicles 43,024 38,925 166,084 158,928 264,624 344,217 406,334 276,882 Total ALG Residual of Returned Vehicles(3) Total ALG Residual of Returned Vehicles(3) Total ALG Residual of Returned Vehicles(3) $591,512 $502,525 $2,268,058 $2,029,092 $3,364,756 $4,280,224 $5,262,127 $3,709,253 Total ALG Residual of Returned Vehicles as % of Adjusted MSRP Total ALG Residual of Returned Vehicles as % of Adjusted MSRP Total ALG Residual of Returned Vehicles as % of Adjusted MSRP 41.38% 40.12% 41.31% 40.91% 42.36% 45.52% 48.86% 50.41% Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) Loss/(Gain) vs. ALG Residual(3)(5)(6)(7) $(35,984) $(48,732) $(85,273) $(148,317) $(167,620) $307,369 $413,550 $241,680 Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual $(836) $(1,252) $(513) $(933) $(633) $893 $1,018 $873 Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles (6.08%) (9.70%) (3.76%) (7.31%) (4.98%) 7.18% 7.86% 6.52% All Terminations(2) All Terminations(2) All Terminations(2) Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual Average Loss/(Gain) vs. ALG Residual $(439) $(981) $(274) $(692) $(225) $1,345 $1,368 $1,378 Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles Loss/(Gain) vs. ALG as a Percentage of Total ALG Residual of Returned Vehicles (3.16%) (7.51%) (2.00%) (5.32%) (1.76%) 10.62% 10.37% 9.92% (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Excludes vehicles sold to the customer or repossessed vehicles. Includes only returned vehicles sold by GMAC. (3) Dollars in thousands. (4) The ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. (5) Loss data does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. (6) Loss vs. ALG equals the net principal balance at termination (less the portion of the residual value above ALG less (a) sales proceeds, (b) other proceeds paid by the lessee before account system termination and (c) waived principal payments pursuant to Pull Ahead Program. (7) Loss vs. ALG on Returned Vehicles Sold by GMAC reflects all waived payments under the Pull Ahead Program as paid in full.

Remarketing GMAC uses three remarketing channels: Direct to dealer/lessee sales, internet-based auction (SmartAuction) and physical auctions 2005 2006 Total SmartLease Terminations 2001: 580,000 2002: 738,000 2003: 611,000 2004: 414,000 2005: 283,000 2006: 272,000 SmartAuction (46% of Auction Sales) Physical Auction (54% of Auction Sales) Dealer Lessee Other 104000 120000 31000 10000 7000 SmartAuction (49% of Auction Sales) Physical Auction (51% of Auction Sales) Dealer Lessee Other 112000 118000 33000 14000 6000 41% 40% 12% 5% 2% 44% 38% 11% 4% 3%

SmartAuction Since its inception in 1999, more than 2 million vehicles have been sold on SmartAuction, GMAC's internet auction SmartAuction has grown rapidly from 34,000 vehicles sold in 2000 to almost 370,000 vehicles sold in 2006, evidencing the effectiveness of this remarketing tool 2000 2001 2002 2003 2004 2005 2006 2007 (F) GMAC Vehicles 34000 132000 243000 242000 179000 144000 160000 188750 GM Vehicles 0 18000 60000 84000 111000 147000 160000 155000 Third Party Vehicles 0 0 600 12000 32000 50000 60000 72000 Vehicle Sales Growth Via SmartAuction

Pull Ahead Program Program was first offered in 2000 and each year thereafter and was designed to: Promote customer loyalty and generate new vehicle sales Improve GMAC's vehicle disposition results Program mechanics: GM decides to offer the lessee participation in the Pull Ahead Program Customers contacted by communication through dealer base, media or mailings Current GM program waives up to 2 payments for customers who participate in the Pull Ahead Program and purchase/lease a new GM vehicle GMAC may elect to advance the waived payments into the collection account Excess mileage charge remains based on original mileage allotment Vehicle is sold using GMAC's normal vehicle disposition processes

Pull Ahead Program - Frequency Pull Ahead terminations reduce residual exposure by offering attractive early termination options that have provided lessees with an incentive to purchase or lease new GM vehicles and have improved residual realizations Number of Pull Ahead Lease Contracts Waived Average Amount Per Vehicle Collected Total Pull-Ahead Amount Collected Q302 55,391 $1,368 $75,798,784 Q402 26,173 $1,084 $28,365,161 Q103 40,231 $1,035 $41,647,678 Q203 43,565 $1,041 $45,341,706 Q303 44,078 $1,217 $53,659,635 Q403 43,102 $1,560 $67,234,080 Q104 51,399 $1,476 $75,842,685 Q204 52,458 $1,927 $101,067,309 Q304 44,027 $2,165 $95,309,854 Q404 50,833 $2,044 $103,927,913 Q105 24,301 $1,487 $36,127,161 Q205 27,037 $1,386 $37,485,602 Q305 24,670 $1,387 $34,208,566 Q405 19,532 $1,264 $24,686,642 Q106 24,333 $1,256 $30,557,436 Q206 27,638 $1,513 $41,810,324 Q306 29,850 $1,411 $42,111,835 Q406 24,669 $1,280 $31,567,649 Q107 23,960 $1,170 $28,040,211

Pull Ahead Considerations Residual Loss/Gain (vs. ALG) Based on Month of Vehicle Return

5. SmartLease Portfolio Credit Performance

Delinquencies GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio GMAC SmartLease Portfolio Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Histo rical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience Historical Delinquency Experience At or for the three months ended March 31, 2007 At or for the three months ended March 31, 2007 At or for the three months ended March 31, 2007 At or for the three months ended March 31, 2007 At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, 2007 2006 2006 2006 2006 2005 2005 2005 2004 2004 2004 2003 2003 2002 2002 2001 Average Number of Lease Contracts Outstanding Average Number of Lease Contracts Outstanding Average Number of Lease Contracts Outstanding 1,102,823 936,251 936,251 1,009,416 1,009,416 855,638 855,638 855,638 819,204 819,204 819,204 1,030,600 1,030,600 1,430,943 1,430,943 1,719 ,945 Average Daily Delinquency(1)(2) Average Daily Delinquency(1)(2) Average Daily Delinquency(1)(2) 31 - 60 Days 31 - 60 Days 31 - 60 Days 1.53% 1.28% 1.28% 1.72% 1.72% 1.45% 1.45% 1.45% 1.74% 1.74% 1.74% 1.78% 1.78% 2.06% 2.06% 2.07% 61 - 90 Days 61 - 90 Days 61 - 90 Days 0.12% 0.10% 0.10% 0.17% 0.17% 0.14% 0.14% 0.14% 0.18% 0.18% 0.18% 0.19% 0.19% 0.21% 0.21% 0.19% 91 Days or More 91 Days or More 91 Days or More 0.01% 0.01% 0.01% 0.02% 0.02% 0.01% 0.01% 0.01% 0.02% 0.02% 0.02% 0.02% 0.02% 0.02% 0.02% 0.02% (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent. (1) An account is considered past due if the payments due on that receivable in excess of $25 have not been received. (2) Average daily delinquency is based on the number of Lease Contracts delinquent.

Historical Default and Charge Off Experience GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLea se Portfolio(1) GMAC SmartLease Portfolio(1) GMAC SmartLease Portfolio(1) Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Exper ience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience Historical Default and Charge Off Experience At or for the three months ended March 31, At or for the three months ended March 31, At or for the three months ended March 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, At or for the twelve months ended December 31, 2007 2006 2006 2005 2004 2003 2002 2001 Ending Number of Lease Contracts Outstanding Ending Number of Lease Contracts Outstanding Ending Number of Lease Contracts Outstanding Ending Number of Lease Contracts Outstanding 1,115,046 965,339 1,091,853 909,055 792,207 878,743 1,217,682 1,589,599 Average Number of Lease Contracts Outstanding(2) Average Number of Lease Contracts Outstanding(2) Average Number of Lease Contracts Outstanding(2) Average Number of Lease Contracts Outstanding(2) 1,102,823 936,251 1,009,416 855,638 819,204 1,030,600 1,430,943 1,719,945 Number of Repossessions Sold(3)(4) Number of Repossessions Sold(3)(4) Number of Repossessions Sold(3)(4) Number of Repossessions Sold(3)(4) 4,723 3,318 14,951 11,350 11,926 18,219 26,226 25,958 Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding(5) 1.69% 1.37% 1.37% 1.25% 1.51% 2.07% 2.15% 1.63% Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding(5) Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding(5) 1.71% 1.42% 1.48% 1.33% 1.46% 1.77% 1.83% 1.51% Ending Dollar Amount of Lease Balance Outstanding(6)(7) Ending Dollar Amount of Lease Balance Outstanding(6)(7) Ending Dollar Amount of Lease Balance Outstanding(6)(7) Ending Dollar Amount of Lease Balance Outstanding(6)(7) $25,197,225 $21,772,566 $24,775,142 $20,304,218 $17,067,466 $17,117,538 $21,941,094 $27,327,547 Average Dollar Amount of Lease Balance Outstanding(2)(6)(7) Average Dollar Amount of Lease Balance Outstanding(2)(6)(7) Average Dollar Amount of Lease Balance Outstanding(2)(6)(7) Average Dollar Amount of Lease Balance Outstanding(2)(6)(7) $23,800,462 $19,786,644 $22,818,969 $18,887,633 $16,814,211 $19,334,280 $25,066,501 $30,140,942 Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments)(4)(6)(8) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments)(4)(6)(8) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments)(4)(6)(8) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments)(4)(6)(8) 47,563 31,701 153,167 103,416 100,769 146,244 196,356 194,770 Average Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) Per Vehicle Average Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) Per Vehicle Average Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) Per Vehicle Average Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) Per Vehicle 10,071 9,554 10,245 9,112 8,450 8,027 7,487 7,503 Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Givin g Effect to Manufacturer's Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding(5) 0.76% 0.58% 0.62% 0.51% 0.59% 0.85% 0.89% 0.71% Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Giving Effect to Manufacturer's Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding(5) Losses on Repossessions (Without Gi ving Effect to Manufacturer's Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding(5) 0.80% 0.64% 0.67% 0.55% 0.60% 0.76% 0.78% 0.65% (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances. (1) Data presented in the table is based on lease contracts originated by GMAC in the United States. (2) Averages are computed by taking a simple average of the month-end outstanding amount for each period presented. (3) Number of Repossessions means the number of repossessed leased vehicles that have been sold by GMAC in a given period. (4) Includes frequency and severity on skips. The number of skips for 1999 through 2006 were 341, 493, 750, 878, 626, 437, 566, and 898 respectively. (5) Ratios for the three months ended March 31, 2007 and 2006 have been annualized. (6) Dollars in thousands. (7) Lease Balance Outstanding equals GMAC's GAAP based net book value of the outstanding leases. (8) Charge offs represent the difference between the net principal balance (remaining portion of monthly principal payments plus contractual residual) of lease contracts determined to be uncollectible in the period and the proceeds from disposition of the related leased vehicles, and do not include any recoveries on deficiency balances.

6. Portfolio Highlights

U.S. SmartLease Outstandings Number of Units and Lease Balance Outstanding

Contract Term at Origination Lease Originations by Original Term

7. Servicing

Customer Contact and Service Operations GMAC established independent servicing entity Semperian to service U.S. retail and lease contracts All customer contacts and administrative service activities are common and administered nationally Services include: Remarketing activities Administrative activities Document storage activities Customer service Customer complaint and resolution activities Low, medium and high risk collection activities Asset recovery activities Bankruptcy servicing activities

Semperian Facilities


Eugene - CSC
Roseville - Bky
Southfield - Central Office
Troy - ARC
Auburn Hills - Collections
Hartford - Collections
Greeley - Admin
Cleveland - Collections
St. Louis - Collections
Wichita - CSC
Phoenix - Collections
Phoenix - Admin
Knoxville - Low/Med-Risk Collections
Knoxville - Admin
Charlotte - Collections
Dallas - Collections
Ft. Worth - ARC
Dallas - CSG Admin
Midland - Admin
Midland - Rmkt
Jacksonville - Collections
Lakeland - Doc Storage
Collections
Risk Collection Centers High/Med/Low
Asset Recovery ARC
Administration
Administration Centers Remarketing Center
Bankruptcy Center; Document Storage Center; Central Office
Customer Service Center CSC

Bank of America BNP PARIBAS 29 citi

Organization of Collection Efforts 12 Collection/Recovery Centers in the U.S. 5 in the Central Region, 4 in the East Region and 3 in the West Region Approximate portfolio of 5.1 million accounts Collection efforts are diversified across levels of risk High-risk accounts are serviced by eight High Risk Collection Centers Medium-risk accounts are serviced by one Medium Risk Collection Center Low-risk accounts are serviced by GC Services, a vendor in West Virginia Segmentation of Collection Accounts is determined by days past due and "risk" Semperian utilizes FICO's Triad software for strategy design and for risk-ranking accounts High-risk accounts are generally accounts that are greater than 48 days past due Medium-risk accounts have behavior scores that are generally in the lowest 5% of the score distribution and are less than 49 days past due Accounts with behavior scores in the remaining score distribution and which are less than 40 days past due are considered low-risk Predictive dialers are utilized to work the low/medium-risk accounts High-risk accounts are called manually by High Risk Collection Centers Overview

Organization of Collection Efforts (continued) Early collection follow-up includes reminder notices issued automatically when accounts are 7-10 days past due, depending on regional triad strategies Specialized collection groups (e.g., GC Services) handle accounts in the early stages of delinquency using predictive dialers Generally, collector seeks approval for repossession after an account is 61 days past due Accounts are assigned to an approved outside repossession company Post-repossession notices are mailed to the customer/lessee/guarantor/other owner advising of redemption options and fees If customer does not redeem vehicle and the title clearance date expires, the vehicle is sold at auction or SmartAuction Proceeds of the sale are applied to the account balance and the remaining balance is charged-off or an overage is returned to the customer A post-sale notice is mailed to the customer notifying them of a deficiency balance due Collections and recoveries - lease financing determination of delinquency

8. CARAT 2007-SN1 Overview

Credit Enhancement Summary CARAT 2007-SN1 CARAT 2006-SN1 CARAT 2005-SN1 Target Overcollateralization 9.75% of initial 10.00% of initial 3.00% Target Reserve Account 0.75% of initial 0.75% of initial 7.00% of initial plus 0.75% of current Estimated Excess Spread 3.36% per annum 3.18% per annum 2.95% per annum "AAA" Target Enhancement 17.35% of initial 17.10% of initial 17.50% of initial plus 0.75% of current "AA" Target Enhancement 15.10% of initial 15.30% of initial -- "A" Target Enhancement 12.90% of initial 13.20% of initial 13.50% of initial plus 0.75% of current "BBB" Target Enhancement 10.50% of initial 10.75% of initial 10.00% of initial plus 0.75% of current "AA" Notes 2.25% 1.80% -- "A" Notes 2.20% 2.10% 4.00% "BBB" Notes 2.40% 2.45% 3.50% Lease Residual Definition Lesser of the Contract Residual & the ALG Residual value Lesser of the Contract Residual & the ALG Residual value Lesser of the Contract Residual & the ALG Residual value

Collateral Highlights CARAT 2007-SN1(1) CARAT 2006-SN1 CARAT 2005-SN1 Aggregate Securitization Value $2,500,008,487 $2,700,009,380 $2,000,005,301 Lease Residual as a % of Initial Securitization Value(2) 62.8% 62.8% 66.2% Weighted Average Original Term 38.3 months 38.4 months 39.2 months Weighted Average Remaining Term 32.3 months 33.3 months 26.9 months Seasoning 6.0 months 5.1 months 12.2 months Original Lease Term 0 - 24 months 6.6% 6.7% 12.0% 25 - 36 months 27.9% 35.1% 47.4% 37 - 39 months 41.0% 28.5% 40.6% (37 - 48 months) 40 - 48 months 24.5% 29.7% -- Top 3 Models Escalade: 8.7% Trailblazer: 7.1% Yukon: 6.5% Trailblazer: 10.7% Envoy: 6.8% C/K Pickup: 6.3% Trailblazer: 12.2% Envoy: 8.2% Escalade: 7.5% Top 3 Make Concentrations Chevrolet: 36.3% Cadillac: 24.4% GMC: 14.0% Chevrolet: 38.9% Cadillac: 22.8% GMC: 13.4% Chevrolet: 34.6% Cadillac: 26.2% GMC: 13.6% Top 3 State Concentrations Michigan: 29.3% New York: 12.8% Florida: 9.7% Michigan: 32.9% New York: 12.5% Florida: 10.1% Michigan: 41.6% Florida: 9.5% New Jersey: 8.8% Weighted Average Original FICO 709 709 N/A (1) As of the cut-off date (2) As defined in the related disclosure document supplement * Percentages rounded to nearest tens decimal

Collateral Characteristics

Original Term

	Number of Lessees	Securitization Value	% of Securitization Value
0 - 24 months	6,749	$164,006,836.98	6.56%
25 - 36 months	31,477	$696,833,043.20	27.87%
37 - 39 months	44,488	$1,025,614,281.13	41.03%
40 - 48 months	26,434	$613,554,325.19	24.54%
	109,148	$2,500,008,486.50	100.00%

Top State Concentrations

	Number of Lessees	Securitization Value	% of Securitization Value
Michigan	37,280	$732,201,467.33	29.29%
New York	14,262	$320,546,716.98	12.82%
Florida	9,155	$242,448,193.95	9.70%
New Jersey	9,673	$230,451,088.96	9.22%
California	5,678	$176,128,576.38	7.05%
Pennsylvania	6,584	$136,412,228.88	5.46%
Other	26,516	$661,820,214	26.47%
	109,148	$2,500,008,486.50	100.00%

Vehicle Make

	Number of Lessees	Securitization Value	% of Securitization Value
Chevrolet	43,883	$907,652,659.65	36.31%
Cadillac	18,485	$610,512,477.20	24.42%
GMC	12,732	$350,118,239.54	14.00%
Pontiac	13,379	$220,511,587.18	8.82%
Hummer	6,034	$165,085,197.76	6.60%
Buick	8,512	$150,492,673.84	6.02%
Saturn	6,102	$95,451,075.29	3.82%
Oldsmobile	21	$184,576.04	0.01%
	109,148	$2,500,008,486.50	100.00%

Top Model Concentrations

	Number of Lessees	Securitization Value	% of Securitization Value
Escalade	4,525	$217,695,046.32	8.71%
Trailblazer	9,113	$178,658,917.17	7.15%
Yukon	4,443	$162,166,493.46	6.49%
Impala	9,415	$157,261,582.08	6.29%
Tahoe	4,709	$153,280,892.22	6.13%
CTS	5,970	$139,522,440.15	5.58%
G6	8,220	$135,232,958.52	5.41%
Other	62,753	$1,356,190,156.58	54.25%
	109,148	$2,500,008,486.50	100.00%

Bank of America BNP PARIBAS 35 citi SOCIETE GENERALE

Distribution of CARAT 2007-SN1 Residual Maturities

By Scheduled Maturity Date

- CARAT 2007-SN1 benefits from a balanced distribution of scheduled residual value maturity dates

	CARAT 2007-SN1	CARAT 2006-SN1	CARAT 2005-SN1
Max 9-month Maturities	43.0%	43.1%	28.1%
Max 1-month Maturities	8.7%	7.9%	4.5%

CARAT 2007-SN1


9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
% of Lease Residual
0
5
10
15
20
25
30
35
40
45
Period

Bank of America BNP PARIBAS 36 citi

Breakeven Analysis

Breakeven Loss Severity - % of Lease Residual

AAA

	Cumulative Net Credit Loss		
Turn-in Rate	2.00%	6.00%	10.00%
70%	49.7%	46.0%	40.3%
80%	43.5%	40.3%	35.2%
90%	38.7%	35.8%	31.3%
100%	34.8%	32.2%	28.2%
Max Turn-in Rate (1)	95.1%	85.2%	75.3%

AA

	Cumulative Net Credit Loss		
Turn-in Rate	2.00%	5.00%	8.00%
70%	44.2%	41.1%	37.1%
80%	38.6%	36.0%	32.5%
90%	34.3%	32.0%	28.9%
100%	30.9%	28.8%	26.0%
Max Turn-in Rate (1)	95.1%	87.7%	80.3%

A

	Cumulative Net Credit Loss		
Turn-in Rate	2.00%	4.00%	6.00%
70%	38.6%	36.5%	33.9%
80%	33.8%	31.9%	29.7%
90%	30.1%	28.4%	26.4%
100%	27.1%	25.5%	23.7%
Max Turn-in Rate (1)	95.1%	90.1%	85.2%

BBB

	Cumulative Net Credit Loss		
Turn-in Rate	2.00%	3.00%	4.00%
70%	32.8%	31.7%	30.4%
80%	28.7%	27.7%	26.6%
90%	25.5%	24.6%	23.7%
100%	23.0%	22.2%	21.3%
Max Turn-in Rate (1)	95.1%	92.6%	90.1%

(1) Maximum feasible turn-in rate given net loss, recovery and loss timing assumptions

Assumptions

- 0% prepayment
- 20%/30%/30%/20% distribution for losses
- 50% credit recovery; 3 month lag
- 2 month residual recovery lag
- Stress residual turn-in of 100% less stress defaults for each class of notes
- Estimated 3.36% excess spread per annum

Bank of America · BNP PARIBAS · 37 · citi · SOCIETE GENERALE

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